Exhibit 10.20.1

                        SUPPLEMENTAL EXECUTIVE RETIREMENT
                         PLAN OF CITICORP AND AFFILIATES
               (As amended and restated effective January 1, 1998)

            1. Purposes. The purposes of the Plan are to provide specified retirement benefits to certain officers and senior executives of Citicorp and its affiliates who are designated in accordance with the terms of the Plan and who are members of a select group of management or highly compensated employees within the meaning of Sections 201, 301 and 401 of ERISA.

            2. Definitions and Rules of Construction.

            (a) The following capitalized words have the meanings set forth below:

            "Approved Separation" means a termination of employment with Citicorp and its affiliates other than for Gross Misconduct that occurs
      (i) after the later of the Participant's completion of one Year of Service and attaining Retirement Age or (ii) as a result of the Participant's death while employed by Citicorp or one of its affiliates.

            "Board" means the Board of Directors of Citicorp.

            "Bonus Pay" means the Individual Variable Compensation Award paid to a Participant.

            "Chairman" means the Chairman of the Board.

            "Code" means the Internal Revenue Code of 1986, as amended, and the applicable rules and regulations thereunder.

            "Committee" means the Personnel Committee of the Board or any successor committee appointed for purposes of the Plan by the Board.

            "Covered Compensation" of a Participant for a Plan Year shall mean the amount of base salary and Bonus Pay taken into account under the Plan in accordance with Sections 3 and 4.

            "Covered Position" means a senior-level position with Citicorp or one of its affiliates that is designated as such for a Plan Year by the Committee.

            "Current-Year Participant" means each Protected Participant and each other Participant designated by the Committee whose Bonus Pay may be taken into account under the Plan for the current Plan Year in accordance with Sections 3 and 4.

            "Effective Date" means January 1, 1998.

            "Eligible Employee" means an employee of Citicorp or one of its affiliates who (i) is an "executive officer" (within the meaning of Rule 3b-7 as promulgated under the Securities Exchange Act of 1934, as amended) of Citicorp or one of its affiliates, (ii) has been designated by the Chairman and the Committee or
      (iii) is employed in a Covered Position.

            "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and the applicable rules and regulations thereunder.

            "Gross Misconduct" means (i) any conviction of a Participant of any serious criminal offense, (ii) the willful failure or refusal of a Participant to perform the material duties of the Participant's position in a manner reasonably acceptable to the Committee, (iii) any intentional or grossly negligent disclosure or misappropriation of confidential or proprietary information of Citicorp or one of its affiliates by the Participant, (iv) an act of fraud against Citicorp or one of its affiliates by the Participant and (v) any other act or omission that the Committee determines in good faith is a basis for terminating a Participant's employment for cause.

            "Non-U.S. Retirement Plan" means The Retirement Plan for Specified Non-United States International Staff of Citibank, N.A. and Participating Companies.

            "Offset Plan" means each of (i) the Retirement Plan, (ii) the Supplemental ERISA Excess Plan of Citibank, N.A. and Affiliates, (iii) the Supplemental ERISA Compensation Plan of Citibank, N.A. and Affiliates,
      (iv) the Non-U.S. Retirement Plan and (v) each Other Retirement Plan.

            "Other Retirement Plan" means any other retirement plan, system or program (i) (a) which is sponsored or maintained by Citicorp or one of its affiliates or (b) to which Citicorp or one of its affiliates contributes, including, without limitation, a retirement plan, system or program (other than Social Security or a plan determined by the Committee to be a counterpart thereto) sponsored, offered, maintained or mandated by a government or other public jurisdiction and (ii) which provides retirement or disability income to a Participant or the spouse or beneficiary thereof; provided, however, that the term Other Retirement Plan does not include any plan described in clauses (i) through (iv) of the definition of Offset Plan.

            "Participant" means an Eligible Employee who has an accrued benefit under the Plan, and includes each Current-Year Participant and Protected Participant.

            "Plan" means the Supplemental Executive Retirement Plan of Citicorp and Affiliates, as the same may be amended from time to time.

            "Plan Year" means the calendar year.

            "Prior Plan" means the Supplemental Executive Retirement Plan of Citicorp and Affiliates, as amended and restated effective October 16, 1990 and as in effect immediately prior to the Effective Date. Benefits accrued under the Prior Plan as of the Effective Date shall be paid under the Plan.

            "Protected Participant" means an Eligible Employee that the Committee determines to be either (i) identified as of October 16, 1990 under the Prior Plan or (ii) subject to an employment contract, offer letter or similar agreement with Citicorp or one of its affiliates that requires such Eligible Employee to participate in the Plan in accordance with the terms in effect prior to the Effective Date.

            "Retirement Age" means (i) for Participants who are eligible to participate in the Retirement Plan or the Non-U.S. Retirement Plan, age fifty-five, and (ii) for all other Participants, the earliest retirement age under the Other Retirement Plan specified by the Committee for this purpose and in which the Participant participates; provided, however, that a Participant who becomes permanently disabled and who retires and commences receiving retirement benefits as of a disability retirement date under the Retirement Plan or the Non-U.S. Retirement Plan, as the case may be, shall be deemed to have attained his Retirement Age for purposes of the Plan as of the disability retirement date.

            "Retirement Plan" means The Retirement Plan of Citibank, N.A. and Participating Companies, as the same may be amended from time to time, and any successor plan thereto.

            "Year of Service" means a Year of Service as defined in Article I of the Retirement Plan.

                  (b) As used herein, the masculine gender shall be deemed to include the feminine gender, and the singular form of a word shall be deemed to encompass the plural form, unless the context requires otherwise. Except as otherwise provided herein, section references are to sections of the Plan.

                  3. Benefit Payable to Participants.

                  (a) Subject to the further provisions of this Section 3 and
Section 4, there shall be paid under the Plan on behalf of a Participant whose employment with Citicorp and its affiliates ends in an Approved Separation, the Retirement Benefit (as defined in Article I of the Retirement Plan) that would have been paid on behalf of the Participant or, in the event of an Approved Separation caused by the death of the Participant, the death benefit under
Article VI of the Retirement Plan that would have been paid to the Participant's spouse, if the Retirement Plan:

                  (i) Included within the definitions of Compensation and Average Compensation (as defined in Article I of the Retirement Plan) any Bonus Pay paid to the Participant for each year that the Participant is a Current-Year Participant; provided, however, that Bonus Pay relating to service prior to 1991 shall be so included only in the case of Participants who were members of the Policy Committee of Citicorp/Citibank immediately prior to its discontinuance on October 16, 1990 and only for bonuses payable pursuant to the Citicorp Executive Incentive Compensation Plan; and

                  (ii) Excluded the limitation on benefits imposed by Section 415 of the Code and the limitation imposed by Section 401(a)(17) of the Code.

                  (b) The amount of the Plan benefit computed in accordance with
Section 3(a) shall be reduced by the benefits payable to or in respect of the Participant under the Offset Plans. The offset contemplated by this Section 3(b) shall not result in a benefit under the Plan of less than zero.

                  (c) If a Participant is not a participant in the Retirement Plan, then the Non-U.S. Retirement Plan shall be substituted for the Retirement Plan for purposes of Section 3(a) and the Participant's benefit under Section 3 shall be calculated in accordance with the corresponding provisions of the Non-U.S. Retirement Plan, regardless of whether the Participant is eligible for benefits under such plan.

                  (d) The payment of the benefits described above shall commence at the same time and shall be paid in the same form as the retirement benefit paid to a Participant (or the Participant's spouse or beneficiary, as the case may be) under the Retirement Plan. In accordance with the procedures established by the Committee for this purpose, the benefit of a Participant (or the spouse or beneficiary thereof) who was not a participant in the Retirement Plan at the time of such Participant's Approved Separation shall be paid at the time and in the form that benefits are paid to such Participant (or to the spouse or beneficiary thereof) under the Non-U.S. Retirement Plan (or, if the Participant is not a participant in the Non-U.S. Retirement Plan, at the time and in the form that benefits are paid to the Participant under the Other Retirement Plan specified by the Committee for this purpose and in which the Participant participates). The Committee may alter the payment provisions described in the previous sentence on a case-by-case basis if the Committee determines that such modification is in the best interests of Citicorp or one of its affiliates or if such change is necessary to avoid adverse tax or other consequences to the Participant or to Citicorp or one of its affiliates.

                  (e) For purposes of this Section 3, the term "spouse" shall be construed in accordance with the Retirement Plan or, if Section 3(c) applies to a Participant, in accordance with the Non-U.S. Retirement Plan.

                  4. Committee Discretion with Respect to Continued Participation and Bonus Pay.

                  (a) The Committee shall determine a Participant's status as a Current-Year Participant separately for each Plan Year after 1997; provided, however, that Section 4(c) (and not this sentence) shall apply to Protected Participants. The Covered Compensation for a Current-Year Participant shall include base salary and Bonus Pay in accordance with the provisions of Section 4(b). Covered Compensation shall only include base salary (and not Bonus Pay) for Participants who are not Current-Year Participants for a given Plan Year. The Committee shall also determine for each Plan Year the positions with Citicorp and its affiliates that will be treated as Covered Positions for purposes of the Plan for such year. Any determination by the Committee under this Section 4(a) or Section 4(b) for a given Plan Year shall not be controlling on the Committee's determination for any subsequent Plan Year.

                  (b) The amount of the Bonus Pay eligible to be taken into account under the Plan for Current-Year Participants (other than Protected Participants) for a given Plan Year after 1997 shall be specified by the Committee. The Committee may establish separate limits for each Current-Year Participant (other than a Protected Participant) or for separate classes of Current-Year Participants (other than Protected Participants) in a given Plan Year after 1997 and may establish different limits for Bonus Pay for each Plan Year after 1997. The Committee may establish the limits described above applicable to a Current-Year Participant at any time prior to the payment to the Current-Year Participant of the Bonus Pay for the applicable Plan Year. Unless the Committee determines otherwise, Covered Compensation shall not include the amount of any signing bonus or similar-type payment paid to a Current-Year Participant. For purposes of Section 3, Bonus Pay payable in respect of any part of a Plan Year will not be annualized.

                  (c) The Covered Compensation of Protected Participants for each Plan Year shall include base salary and Bonus Pay, and there shall be no limit on the Bonus Pay taken into account under the Plan for Protected Participants.

                  (d) For purposes of the provisions of Section 3(a), Covered Compensation shall be taken into account under the Plan in the Plan Year for which it is earned, regardless of whether such Covered Compensation is paid in a later Plan Year (including, without limitation, where such delayed payment is a result of a voluntary or mandatory deferral of Covered Compensation).

                  5. Limitations and Other Conditions on Plan Benefits.

                  (a) If a Participant's employment with Citicorp and its affiliates terminates under circumstances other than an Approved Separation, then, unless the Committee determines otherwise, no benefits will be payable to the Participant (or the Participant's spouse or beneficiary) under the Plan.

                  (b) Unless the Committee determines otherwise, a Participant will immediately forfeit all benefits under the Plan if (i) the Participant's employment with Citicorp or its affiliates is terminated for Gross Misconduct or if the Participant engages in conduct after his termination of employment with Citicorp and its affiliates that would have been a basis for the Participant's termination of employment for Gross Misconduct if such Participant were then so employed, (ii) the Participant's employment with Citicorp and its affiliates ends in an Approved Separation and, following such separation, the Committee becomes aware of conduct of the Participant prior to such separation that would have been a basis for a termination of employment for Gross Misconduct or (iii) the Committee determines in good faith that the Participant has breached a material term of any agreement described in Section 5(c) on or after the Participant's termination of employment.

                  (c) Prior to the payment of any benefits to a Participant, Citicorp or its applicable affiliate shall enter into a written agreement with the Participant (or spouse or beneficiary entitled to such payment) which stipulates the amount and terms of payments to be made under this Plan. The Committee may also condition the payment of benefits under the Plan on a Participant delivering a written agreement to Citicorp and its affiliates which, among other things, (i) contains a release of all claims that the Participant (and the Participant's spouse, beneficiaries, heirs and assigns) may have against Citicorp and its affiliates and their respective current and former employees, officers, agents, directors and shareholders, (ii) sets forth an agreement by the Participant not to compete with Citicorp and its affiliates or to solicit the employees or customers and clients thereof for a specified period of time determined by the Committee, (iii) contains provisions related to the return of property of Citicorp and affiliates and an agreement by the Participant not to disclose confidential or proprietary information and (iv) sets forth such other terms as the Committee determines to be appropriate based on the facts and circumstances involved.

                  (d) Benefits under the Plan shall be calculated in U.S. dollars but may, if the Committee so determines, be paid in another currency in accordance with procedures established by the Committee for this purpose. Where retirement benefits under the Plan and any applicable Offset Plan are payable to a Participant in different currencies, at different times or in different forms, the Committee shall establish procedures to determine the manner and extent to which the benefits and the other terms of the Offset Plan shall affect the determination of the benefits under the Plan and the amount of the offset made in accordance with Section 3(b). Any such determination by the Committee shall be final and binding on all interested persons.

                  6. Administration.

                  (a) The Plan shall be administered by the Committee. The Committee shall have the authority to construe and interpret the terms of the Plan, to promulgate rules for the orderly administration of the Plan, to construe and interpret each agreement or documents issued under or related to the Plan, to investigate and make factual determinations necessary or advisable to administer or manage the Plan, and to take any such other action as the Committee may determine to be necessary or advisable for the administration and management of the Plan. All actions by the Committee shall be final and binding on all interested persons.

                  (b) The Committee shall have the authority to appoint agents to effect the administration of the Plan and may delegate its authority under the Plan to one or more officers of Citicorp or one of its affiliates.

                  (c) In administering the Plan, the Committee shall maintain sufficient records and lists to record each Participant (and the sub-categories of Current-Year Participants and Protected Participants) and the amount of Covered Compensation taken into account under the Plan for each Participant for each Plan Year.

                  (d) To the fullest extent permitted by law, no member of the Committee, no agent appointed by the Committee and no person to whom the Committee delegates any authority under the Plan shall be held liable for any act or failure to act in connection with the Plan.

                  7. Claims Procedure.

                  (a) A Participant may make a claim for benefits under this Plan by filing a claim in writing with the Senior Human Resources Officer (or such officer's delegate) or such other individual as may be appointed by the Committee for this purpose from time to time (the "Claims Administrator"). Within ninety days after receipt of such claim, the Claims Administrator will notify the Participant in writing as to whether the claim has been granted or denied in whole or in part. If the claim is denied in whole or in part, the written notification shall describe (i) the specific reason or reasons for denying the claim, (ii) the specific reference to any Plan provisions upon which such denial is based, (iii) a description of any additional material or information necessary for the Participant to perfect the claim and an explanation of why such material or information is necessary, and (iv) an explanation of the review procedures described in Section 7(b).

                  (b) Within sixty days after the claim has been denied, the affected Participant may file a written request for review of the denied claim with the Committee. The review of a denied claim shall be undertaken by the Committee. Any decision by the Committee on review shall be in writing, shall include specific reasons for the decision (including reference to any Plan provisions on which the decision is based) and shall be written in a manner calculated to be understood by the Participant. Such decision shall generally be made not later than sixty days after receipt of the Participant's request for review; provided, however, that, if the Committee or the Claims Administrator determines that special circumstances require an extension of the review period, the Committee shall have an additional sixty days to complete its review of the claim and to communicate its conclusions to the Participant. Any such decision to extend the review period shall be communicated in writing to the Participant prior to the expiration of the initial sixty-day period.

                  (c) The decision of the Committee under Section 7(b) above shall be final and binding under the Plan upon all interested persons.

                  8. Amendment and Termination.

                  (a) The Board or the Committee may amend, modify or terminate this Plan at any time; provided, however, that no such amendment, modification or termination shall adversely affect the benefits accrued by a Participant prior to the date of such amendment, modification or termination.

                  (b) Minor or clarifying amendments to the Plan which (i) do not increase benefits under the Plan and (ii) do not increase the cost of the Plan to Citicorp and its affiliates may be adopted by any officer of Citicorp or one of its affiliates to whom such amendment authority is delegated by the Committee.

                  9. Miscellaneous.

                  (a) The Plan shall be an unfunded plan maintained by Citicorp and its affiliates for the purpose of providing deferred compensation for a select group of management or highly compensated employees within the meaning of Sections 201, 301 and 401 of ERISA. Citicorp and its affiliates shall be under no obligation to set aside any funds for the purpose of making payments under this Plan. Any payments hereunder shall be made out of the general assets of Citicorp and its affiliates.

                  (b) Nothing in the Plan shall in any way be construed as giving any individual a right to be employed or to continue to be employed by Citicorp and its affiliates. The Plan does not constitute a contract of employment with any individual. Nothing in the Plan shall be construed in any way as obligating Citicorp and its affiliates to provide benefits under the Retirement Plan, the Non-U.S. Retirement Plan, or any Offset Plan to any person who is not otherwise eligible to participate therein and receive benefits therefrom in accordance with the terms thereof or to provide any benefits under the Retirement Plan, the Non-U.S. Retirement Plan, or any Offset Plan which are not otherwise contemplated by the express terms thereof. The

Plan shall in no way be construed as an amendment to the Retirement Plan, the Non-U.S. Retirement Plan or any Offset Plan. In no event shall the Plan be construed as requiring or permitting the accrual or payment of duplicate benefits or as requiring or permitting Covered Compensation or service with Citicorp and its affiliates to be taken into account more than once in calculating the total benefits payable under the Plan. Nothing in the Plan should be construed as establishing a floor or minimum guaranteed benefit for any Participant under the Plan.

                  (c) Section headings are included solely for convenience of reference and are not to be considered in construing the meaning of the terms of the Plan.

                  (d) To the extent not governed by ERISA or other United States federal law, the Plan shall be governed by and construed in accordance with the laws of the State of New York applicable to contracts to be performed entirely within such State without regard to the choice of law provisions thereof.